SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Candlewood Hotel Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement no.:

	(3)	Filing Party:

	(4)	Date Filed:

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2002

______________________

     The 2002 Annual Meeting of the Stockholders of Candlewood Hotel Company, Inc. will be held at 10:00 a.m. local time, on May 14, 2002, at the Hotel at Old Town Conference Center, located at 210 North Mosley, Wichita, Kansas 67202, for the following purposes:

     1. To elect a board of ten directors for the ensuing year or until the election and qualification of their respective successors and

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 1, 2002, the record date, will be entitled to notice of, and to vote at, the 2002 Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors, Warren D. Fix Secretary

Wichita, Kansas
Dated: April 12, 2002

SOLICITATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITORS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Proposal ELECTION OF DIRECTORS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS

8621 East 21st Street North, Suite 200
Wichita, Kansas 67206

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 14, 2002

_________________

PROXY STATEMENT

_________________

SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Candlewood Hotel Company, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at the Hotel at Old Town Conference Center, located at 210 North Mosley, Wichita, Kansas 67202, on May 14, 2002 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof (the “Meeting”).

     All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the ten nominees to the Board of Directors listed herein.

     Stockholders may vote by proxy in the following manners:

•	In Writing: Stockholders of record may submit their proxies through the mail by completing their proxy card, and signing, dating and returning it in the enclosed, pre-addressed postage-paid envelope. To be valid, a returned proxy card must be signed and dated.

•	By Telephone: Stockholders of record will be able to use the telephone to submit their proxies. In order to submit your proxy by telephone, you must dial the toll-free number 1-800-776-9437 (1-800-PROXIES), enter the Control Number located on your proxy card and follow the recorded instructions.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy.

     This proxy statement is being mailed to the Company’s stockholders on or about April 12, 2002. The expense of soliciting proxies will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Company’s voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by the Company’s regular employees, who will not receive additional compensation for such solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 9,025,000 shares of the Company’s common stock (the “Common Stock”), the 65,000 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and the 42,000 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Preferred Stock”) outstanding at the close of business on the record date, April 1, 2002, will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of the Company’s Common Stock and 117.647059 votes for each share of Preferred Stock held of record by such stockholder on April 1, 2002 (the “Record Date”). Accordingly, an aggregate of 21,613,235 votes may be cast on each matter to be considered at the Meeting.

     In order to constitute a quorum for the conduct of business at the Meeting, shares representing a majority of the votes entitled to be cast at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of March 25, 2002, the amount and percentage of the outstanding shares of the Company’s Common Stock, Preferred Stock and Common Share Equivalents (the Common Stock together with the Preferred Stock on an as-converted basis) which, according to the information supplied to the Company, are beneficially owned by:

•	each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of such securities,

•	each person who is a director of the Company (each of whom is also a nominee for election as a director of the Company),

•	each Named Executive Officer (as defined on page 8), and

•	all current directors and executive officers of the Company as a group.

Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares that are deemed beneficially owned by such person or entity.

	Shares Beneficially Owned
							Common Share
	Series A Preferred		Series B Preferred		Common		Equivalents(3)

Name and Address of		Percent		Percent		Percent		Percent
Beneficial Owner (1)	Number	of Class	Number	of Class	Number(2)	of Class	Number	of Class

Directors/Nominees and Named Executive Officers:
Robert J. Cresci (4)(5)	0	—	0	—	10,000	*	10,000	*
Jack P. DeBoer (5)(6)	1,000	1.54%	0	—	2,209,849	24.20%	2,327,496	10.72%
Warren D. Fix (5)(7)	250	*	0	—	383,965	4.20	413,377	1.90
J. Michael Issa	0	—	0	—	0	—	0	—
Robert S. Morris (5)(8)	0	—	0	—	10,000	*	10,000	*
Thomas H. Nielsen (9)	0	—	0	—	7,500	*	7,500	*
Frank J. Pados, Jr. (5)(10)	0	—	0	—	10,000	*	10,000	*
David A. Redfern (11)	0	—	0	—	45,855	*	45,855	*
James E. Roos (12)	0	—	0	—	165,250	*	165,250	*
Tony M. Salazar (13)	0	—	0	—	10,000	*	10,000	*
Seth E. Schofield (14)	0	—	0	—	2,500	*	2,500	*
All directors and executive officers as a group (15 persons) (4)(6)(7)(8)(9)(10) (11)(12)(13)(14)	1,250	1.92	0	—	2,973,919	30.93	3,120,978	14.06
5% Beneficial Holders:
Stockholders Group (5)	64,250	98.85	41,790	99.50%	5,630,110	58.80	18,105,404	81.69
Doubletree Corporation (5)	0	—	0	—	2,587,500	28.67	2,587,500	11.97
Hilton Hotels Corporation World Headquarters 9336 Civic Center Drive Beverly Hills, California 90210
Olympus Growth Fund, II, L.P. (5)(15)	9,900	15.23	4,841	11.53	38,728	*	1,772,963	8.19
One Station Place Stamford, Connecticut 06430
Whiting & Co. (5)(16)	10,000	15.38	0	—	0	—	1,176,471	5.44
c/o J.P. Morgan Investment Mgmt. 522 Fifth Avenue, 6th Floor New York, New York 10036
Chase Venture Capital Associates (5)(16)	7,000	10.77	0	—	0	—	823,529	3.81
380 Madison Avenue, 12th Floor New York, New York 10017
Arbor Lake Club, Ltd. (5)(17)	7,000	10.77	0	—	0	—	823,529	3.81
760 N.W. 107th Avenue, Suite 300 Miami, Florida 33172
Pecks Management Partners Ltd. (5)(18)	7,000	10.77	7,900	18.81	63,200	*	1,816,141	8.38
One Rockefeller Plaza, Suite 900 New York, New York 10020
Private Equity Investors III, L.P. (5)(19)	3,500	5.38	12,000	28.57	96,000	1.05	1,919,529	8.84
540 Madison Avenue, 36th Floor New York, New York 10022
Equity-Linked Investors-II, L.P. (5)(20)	3,500	5.38	12,000	28.57	96,000	1.05	1,919,529	8.84
540 Madison Avenue, 36th Floor New York, New York 10022
Advance Capital Associates, L.P. (5)(21)	3,250	5.00	2,000	4.77	16,000	*	633,647	2.93
660 Madison Avenue, 15th Floor New York, New York 10021
The FFJ Nominee Trust (5)(16)	3,250	5.00	0	—	0	—	382,353	1.77
Samuel T. Byrne, Trustee c/o Boston Capital Institutional Advisors One Boston Place Boston, Massachusetts 02108-4406
Mutual Life Insurance Company of New York (5)(22)	3,250	5.00	3,000	7.14	24,000	*	759,294	3.51
1740 Broadway New York, New York 10019

Shares Beneficially Owned
Common Share
	Series A Preferred		Series B Preferred		Common		Equivalents(3)

Name and Address of		Percent		Percent		Percent		Percent
Beneficial Owner (1)	Number	of Class	Number	of Class	Number(2)	of Class	Number	of Class

Allied Capital Corporation (5)(23)	3,250	5.00	0	—	0	—	382,353	1.77
1919 Pennsylvania Avenue, Third Floor Washington, DC 20006

*	Less than one percent.

(1)	The address of each of the directors and officers listed in the table is c/o Candlewood Hotel Company, 8621 E. 21st Street North, Suite 200, Wichita, Kansas 67206.

(2)	Includes options exercisable within 60 days of March 25, 2002 and assumes the conversion of certain warrants issued by the Company in connection with the issuance of the Series B Preferred Stock (the “Series B Warrants”) for Common Stock on a one-to-one basis.

(3)	Includes Common Stock (including options exercisable within 60 days of March 25, 2002), shares of Series A Preferred Stock and Series B Preferred Stock (after giving effect to the conversion at an initial ratio of 117.647059 shares of Common Stock per share of Preferred Stock), and the conversion of the Series B Warrants on a one-to-one basis into shares of Common Stock.

(4)	Represents 10,000 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002. Excludes 7,000 shares of Series A Preferred Stock, 7,900 shares of Series B Preferred Stock and 63,200 Series B Warrants beneficially owned by Pecks Management Partners, Ltd. (“Pecks”). Mr. Cresci is a Managing Director of Pecks and disclaims beneficial ownership of such shares.

(5)	On July 10, 1998, an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) was executed by and between the Company, Messrs. DeBoer and Fix, Doubletree and certain other parties signatory thereto in connection with the issuance of the Company’s Series B Preferred Stock (collectively, the “Stockholders Group”). The Stockholders Group may be deemed to be a “group” for purposes of 13(d)(3) of the Securities Exchange Act of 1934, as amended. Messrs. DeBoer, Fix, Cresci (through his association with Pecks), Morris (through his association with Olympus Growth Fund II, L. P. (“OGF-II”) and Olympus Executive Fund, L.P. (“OEF”), Pados (through his association with Private Equity Investors III, L.P. (“PEI-III”) and Equity-Linked Investors-II (“ELI-II”), Doubletree and the other parties to the Stockholders Agreement may therefore be deemed to beneficially own those shares listed as beneficially owned by the Stockholders Group. The Stockholders Agreement provides for certain rights and obligations regarding the nomination and election of directors. See “Stockholders Agreement.” The listed holders disclaim beneficial ownership of the shares except to the extent that they have a pecuniary interest therein.

(6)	Includes 106,250 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002. Excludes 114,476 shares of Common Stock held by the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (collectively, the “DeBoer Trusts”). Mr. DeBoer has no interest in the DeBoer Trusts and disclaims beneficial ownership of such shares.

(7)	Includes 250 shares of Series A Preferred Stock held by Mr. Fix as Trustee for the Warren D. Fix Defined Benefit Plan Trust. Includes 274,965 shares of Common Stock held by the Warren D. Fix Family Partnership, L.P. (the “Fix Partnership”). Mr. Fix disclaims beneficial ownership of these shares except to the extent of his interest in the Fix Partnership. Includes 109,000 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(8)	Represents 10,000 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002. Excludes 100 shares of Series A Preferred Stock, 49 shares of Series B Preferred Stock and 392 Series B Warrants beneficially owned by OEF. Excludes 9,900 shares of Series A Preferred Stock, 4,841 shares of Series B Preferred Stock and 38,728 Series B Warrants beneficially owned by OGF-II. Mr. Morris is an executive officer of the general partners of both OEF and OGF-II and disclaims beneficial ownership of the shares held by such entities.

(9)	Represents 7,500 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(10)	Represents 10,000 shares of Common Shares subject to options exercisable within 60 days of March 25, 2002. Excludes 3,500 shares of Series A Preferred Stock, 12,000 shares of Series B Preferred Stock and 96,000 Series B Warrants beneficially owned by ELI-II. Excludes 3,500 shares of Series A Preferred Stock, 12,000 shares of Series B Preferred Stock and 96,000 Series B Warrants beneficially owned by PEI-III. Mr. Pados is an executive officer of Desai Capital Management Incorporated (“DCMI”) and disclaims beneficial ownership of such shares. DCMI acts as an investment advisor to PEI-III and ELI-II and, with the respective general partners of PEI-III and ELI-II, has the power to vote or to direct the vote and to dispose or to direct the disposition of such shares under an investment and advisory agreement between PEI-III and ELI-II.

(11)	Includes 45,500 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(12)	Represents 165,250 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(13)	Includes 10,000 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(14)	Includes 2,500 shares of Common Stock subject to options exercisable within 60 days of March 25, 2002.

(15)	Based on Schedule 13D filed October 23, 1997 and Schedule 13D/A filed December 11, 1998 by OGF-II and OEF. OEF, an affiliate of OGF-II, beneficially owns an additional 100 shares of Series A Preferred Stock, 49 shares of Series B Preferred Stock and 392 Series B Warrants, and, as a party to the Stockholders Agreement, may therefore be deemed to beneficially own those shares listed as beneficially owned by the Stockholders Group.

(16)	The listed holder is known by the Company to have purchased shares of the Company’s Preferred Stock and to have entered into the Stockholders Agreement. The Company is unaware of any other stockholdings of the holder.

(17)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by LNR Candlewood Holdings, Inc. (“LNR”), Leisure Colony Management Corp. and LNR Property Corporation (“LNR Property”). According to information provided to the Company by its stock transfer agent, the shares issued to LNR were transferred to Arbor Lake Club, Ltd. (“Arbor”). Both LNR and Arbor are indirectly wholly-owned and controlled by LNR Property.

(18)	Based on Schedule 13D filed on June 4, 1998, and Schedule 13D/A filed on September 10, 1998 by Pecks Management Partners, Ltd.

(19)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by ELI-II, PEI-III, DCMI and Rohit Mujilal Desai (“Mr. Desai”). The power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by PEI-III is vested in its general partner Rohit M. Desai Associates-III, LLC (“RMDA-III”), however, such decisions may also be made by

DCMI under an investment and advisory agreement between PEI-III and DCMI. Accordingly, RMDA-III and DCMI may be deemed to beneficially own the shares held by PEI-III. Mr. Desai is the managing member of RMDA-III and the Chairman, President and Treasurer of DCMI, and may be deemed to share the power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by PEI-III.

(20)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by ELI-II, PEI-III, DCMI and Mr. Desai. The power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by ELI-II is vested in general partner Rohit M. Desai Associates-II (“RMDA-II”), however, such decisions may also be made by DCMI under an investment and advisory agreement between ELI-II and DCMI. Accordingly, RMDA-II and DCMI may be deemed to beneficially own the shares held by ELI-II. Mr. Desai is the general partner of RMDA-II and the Chairman, President and Treasurer of DCMI, and may be deemed to share the power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares held by ELI-II.

(21)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by Advance Capital Associates L.P. (“Advance L.P.”), Advance Capital Management, LLC (“Advance LLC”), Advance Capital Partners, L.P. (“Advance Capital”) and Advance Capital Offshore Partners, L.P. (“Advance Offshore”). The shares beneficially owned by Advance L.P. and Advance LLC are held by Advance Capital (2,457 shares of Series A Preferred Stock, 1,523 shares of Series B Preferred Stock and 12,184 Series B Warrants) and Advance Offshore (793 shares of Series A Preferred Stock, 477 shares of Series B Preferred Stock and 3,816 Series B Warrants). With respect to the shares issued to them, respectively, Advance Capital and Advance Offshore each has shared power to vote or to direct the vote and to dispose of, or to direct the disposition of, the shares beneficially owned by Advance L.P. and Advance LLC.

(22)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by The Mutual Life Insurance Company of New York (“MONY”). The shares beneficially owned by MONY are held by J. Romeo & Co.

(23)	Based on Schedule 13D filed on June 4, 1998 and Schedule 13D/A filed on September 10, 1998 by Allied Capital Corporation.

Registration Rights

     In connection with the issuance and sale of the Company’s Series B Preferred Stock in July, 1998 (the “Series B Private Placement”), the Company, Mr. Jack P. DeBoer, Doubletree, the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (the “DeBoer Trusts”), the Warren D. Fix Family Partnership, L.P. (the “Fix Partnership”) (collectively, the “Initial Stockholders”) and certain other purchasers of the Preferred Stock, entered into that certain Amended and Restated Registration Rights Agreement dated as of July 10, 1998 (the “Registration Rights Agreement”). The Registration Rights Agreement replaced that certain Registration Rights Agreement dated as of September 22, 1997.

     Pursuant to the terms of the Registration Rights Agreement, the parties have two demand registration rights under which they may require (subject to certain limitations) the Company to register under the Securities Act of 1933, as amended, certain shares of Common Stock owned by the parties. The Company is not required to file a registration statement upon exercise of these demand registration rights within 180 days following any underwritten public offering of Common Stock or securities, convertible into or exercisable or exchangeable for Common Stock. The Company is also obligated to allow the parties to participate in underwritten offerings originated by the Company, subject to certain limitations. All expenses of any registration relating to securities as provided in the Registration Rights Agreement (other than underwriting discounts and commissions and fees and expenses of counsel for selling stockholders) are to be borne by the Company.

Stockholders Agreement

     Following the completion of the Series B Private Placement, the Initial Stockholders and certain holders of Preferred Stock entered into an Amended and Restated Stockholders Agreement dated as of July 10, 1998 (the “Stockholders Agreement”). The Stockholders Agreement replaced that certain Stockholders Agreement dated as of September 22, 1997. The Stockholders Agreement provides that, subject to certain conditions described below and so long as each entity holds at least 20% of the Series A Preferred Stock that it originally purchased, Olympus Growth Fund II, L.P. (“Olympus”), Desai Capital Management, Inc. (“Desai”) and Pecks Management Partners Ltd. (“Pecks”, collectively, the “Series A Purchase Group”) are each entitled to designate a single individual for nomination to stand for election to the Board of Directors (for a total of three directors selected by the Series A Purchaser Group). In addition, subject to certain conditions described below and so long as each entity holds at least 20% of the Series B Preferred Stock originally purchased, the holders of at least a majority of the Series B Preferred

Stock are entitled to designate a single individual for nomination to stand for election to the Board of Directors. The Stockholders Agreement also provides that, subject to certain conditions, Doubletree shall be entitled to designate two individuals for nomination to stand for election to the Board of Directors, and that Mr. DeBoer, the DeBoer Trusts and the Fix Partnership (collectively, the “DeBoer/Fix Holders”) (or a permitted transferee) are entitled to collectively designate two individuals for nomination to stand for election to the Board of Directors. Finally, the Stockholders Agreement permits, subject to certain conditions, Doubletree, together with the DeBoer/Fix Holders to designate the remaining independent directors for nomination to stand for election to the Board of Directors and to designate the president of the Company for nomination to stand for election to the Board of Directors. Each of the parties to the Stockholders Agreement have agreed to vote its shares in favor of the individuals nominated by the other parties to the Stockholders Agreement.

     The rights and obligations of the holders of the Preferred Stock under the Stockholders Agreement terminate as follows:

•	In the case of the holders of the Series A Preferred Stock, upon the failure of all such holders to collectively hold, beneficially or of record, at least 20% of the Series A Preferred Stock or Common Stock equivalents purchased in the initial offering of the Series A Preferred Stock.

•	In the case of the holders of the Series B Preferred Stock, upon the failure of all such holders to collectively hold, beneficially or of record, at least 20% of the Series B Preferred Stock or Common Stock equivalents purchased in the initial offering of the Series B Preferred Stock.

•	In the case of any holder of Preferred Stock, on the date that the Common Stock resulting from the conversion of Preferred Stock held by such holders into Common Stock have been sold pursuant to an effective registration statement in accordance with the rules and regulations of the Securities and Exchange Commission or a sale pursuant to Rule 144 thereof.

•	In addition, the rights and obligations of any of Olympus, Desai or Pecks under the Stockholders Agreement terminate if such entity holds, beneficially or of record, less than 20% of the Series A Preferred Stock or Common Stock equivalents purchased by such entity in the initial offering of the Series A Preferred Stock.

•	Finally, the rights and obligations of Doubletree and the DeBoer/Fix Holders under the Stockholders Agreement terminate upon both the failure of such holders or their permitted transferees, collectively, to hold, beneficially or of record, at least 20% of the outstanding voting interests of the Company, and the termination of the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of April 12, 2002 are as follows:

Name	Age	Position

Jack P. DeBoer	71	Chief Executive Officer and Chairman of the Board
James E. Roos	50	President, Chief Operating Officer and Director
Warren D. Fix	63	Executive Vice President, Chief Financial Officer, Secretary and Director
Charles H. Armstrong, Jr.	44	Vice President — Franchise Sales
Tim D. Johnson	34	Vice President — Treasurer and Assistant Secretary
Thomas R. Kennalley	45	Vice President — Controller and Assistant Secretary
H. Steven Meadows	48	Vice President — Operations
David A. Redfern	36	Vice President — Sales and Marketing

     For a description of the business background of Messrs. DeBoer, Roos and Fix, see “Proposal — ELECTION OF DIRECTORS.”

     Charles H. Armstrong, Jr. has served as Vice President — Franchise Sales of the Company since May 1999. From September 1997 to April 1999, he was Vice President of Franchise Sales for Wingate Inns, a subsidiary of Cendant Corporation. From May 1995 to August 1997, Mr. Armstrong was Director of Franchise Sales for Wingate Inns. From April 1993 to April 1995, he was Director of Franchise Sales for Hospitality Franchise Systems, which offers the Days Inn, Ramada Inn and Howard Johnson brands.

     Tim D. Johnson has served as Vice President — Treasurer and Assistant Secretary of the Company since November 1999. From July 1998 to November 1999, Mr. Johnson was Director of Strategic and Financial Planning of the Company. From March 1997 to July 1998, he held the position of Manager of Financial Reporting of the Company. From May 1995 to March 1997, Mr. Johnson was a Financial Analyst for THORN Americas, Inc., an operator of a national chain of rent-to-own stores. From January 1995 to May 1995, he was an accountant for RCM, a regional public accounting firm. From May 1994 to December 1994, Mr. Johnson was an Adjunct Instructor at the University of Oklahoma.

     Thomas R. Kennalley has served as Vice President — Controller and Assistant Secretary of the Company since December 1997. From 1996 to 1997, Mr. Kennalley was Director of Financial Reporting for THORN Americas, Inc., an operator of a national chain of rent-to-own stores. From 1991 to 1996, he held the position of Treasurer of Advantage Companies, Inc., the largest publicly held franchisor of Rent-A-Center stores. Mr. Kennalley also has ten years of experience in the audit department of a national firm of certified public accountants.

     H. Steven Meadows has served as Vice President — Operations since November 1998. From August 1993 to November 1998, Mr. Meadows held several positions with Posadas USA, Inc., a division of Grupo Posadas, S.A. de C.V., a Mexico City-based Latin American hotel company, including most recently Vice President, Operations. From August 1991 to August 1993, he served as a General Manager for a hotel operated by Holiday Inns, Inc. From November 1990 to August 1991, Mr. Meadows served as a General Manager of a Ramada Hotel, a hotel operated by Hospitality Unlimited Investments.

     David A. Redfern has served as Vice President — Sales and Marketing of the Company since December 1995. From August 1994 to December 1995, Mr. Redfern served as the National Sales Director for the Summerfield Suites Hotel chain, an up-scale extended-stay hotel chain. From June 1993 to January 1995, Mr. Redfern served as a Task Force Manager for Summerfield Suites. From September

1991 to June 1993, Mr. Redfern attended the University of California - Irvine, where he received his M.B.A. degree. From January to June 1993, Mr. Redfern was also employed by Cruttenden & Co., Inc., an investment banking firm, as a research analyst. From August 1990 to September 1991, Mr. Redfern served as Director of Sales for the Summerfield Suites hotel in San Francisco, California. From 1988 to August 1990, Mr. Redfern was a Sales Manager for the Residence Inn by Marriott in La Jolla, California.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 of those persons who were either:

•	the chief executive officer of the Company;

•	one of the other four most highly compensated executive officers of the Company whose annual salary and bonuses exceeded $100,000; or

•	any other executive officer who would have qualified under the previous two categories but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2001 fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
		Annual Compensation(1)			Compensation
					Awards Stock	All Other
Name and Principal Position	Year	Salary		Bonus	Options (Shares)	Compensation(2)

Jack P. DeBoer	2001	$390,000		$—	95,000	$5,100
Chief Executive Officer and	2000	365,000		175,000	—	5,100
Chairman of the Board	1999	350,000		115,500	70,000	1,718
James E. Roos	2001	235,000		—	96,000	2,100
President and Chief	2000	215,000		100,000	—	5,100
Operating Officer	1999	205,000		75,000	43,000	1,336
Warren D. Fix	2001	235,000		—	71,000	5,100
Executive Vice President,	2000	215,000		100,000	—	5,100
Chief Financial Officer and	1999	205,000		75,000	43,000	1,222
Secretary
Charles H. Armstrong, Jr.	2001	235,000	(3)	—	20,000	5,040
Vice President -	2000	234,000	(3)	—	—	4,980
Franchise Sales	1999	133,333	(3)	—	25,000	1,370
H. Steven Meadows	2001	150,000		—	20,000	5,100
Vice President -	2000	130,000		40,000	—	4,713
Operations	1999	110,000		27,500	—	1,269

(1)	Amounts of other annual compensation are not shown because such compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the Named Executive Officer.

(2)	For fiscal year 2001, represents matching contributions paid by the Company under the Company’s 401(k) plan of $5,100, $2,100, $5,100, $5,040 and $5,100 for Messrs. DeBoer, Roos, Fix, Armstrong and Meadows, respectively. For fiscal year 2000, represents matching contributions paid by the Company under the Company’s 401(k) plan of $5,100, $5,100, $5,100, $4,980 and $4,713 for Messrs. DeBoer, Roos, Fix, Armstrong and Meadows, respectively. For fiscal year 1999, represents matching contributions paid by the Company under the Company’s 401(k) plan of $1,718, $1,336, $1,222, $1,370 and $1,269 for Messrs. DeBoer, Roos, Fix, Armstrong and Meadows, respectively.

(3)	Represents a base salary of $125,000 on an annualized basis plus sales commissions. Mr. Armstrong commenced employment with the Company in May 1999 as Vice President — Franchise Sales.

     The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 2001 pursuant to the Company’s 1996 Equity Participation Plan. No options were exercised by any of the Named Executive Officers during 2001.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value

			Value of Unexercised
	Number of Unexercised		In-the-Money
	Options at		Options at
	December 31, 2001		December 31, 2001 (1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack P. DeBoer	57,500	137,500	—	—
James E. Roos	130,500	120,500	—	—
Warren D. Fix	80,500	95,500	—	—
Charles H. Armstrong, Jr.	12,500	32,500	—	—
H. Steven Meadows	18,750	26,250	—	—

(1)	Based on the closing sales price of the Company’s Common Stock on the Nasdaq National Stock Market on December 31, 2001 ($1.46), minus the exercise price of the option, multiplied by the number of shares to which the option relates, none of the exercisable or unexercisable options were in-the-money.

Agreements Relating to Employment

     The Company has entered into an employment agreement with Mr. DeBoer under which he has agreed, subject to certain conditions, to continue to serve as the Company’s Chief Executive Officer. The contract renews annually unless earlier terminated. Mr. DeBoer will receive annual cash compensation and shall be eligible for a bonus to be set by the Compensation Committee. The contract provides that upon a change of control of the Company or termination of employment under certain circumstances, Mr. DeBoer will be entitled to a payment equal to three times his average annual salary for the previous three years. The contract provides that, during the term of the contract, except with respect to certain passive investments in lodging companies and hotel properties and activities related to properties held at the time of the offering, Mr. DeBoer will not engage in the acquisition, founding, development, operation or management of any hotel company or chain. The contract also provides that for two years after Mr. DeBoer’s contract ends, subject to the aforementioned exceptions, Mr. DeBoer will not engage in the acquisition, founding, development, operation, or management of any new hotel company or chain.

COMPENSATION COMMITTEE REPORT ON COMPENSATION

     Compensation and benefit practices of the Company are established and governed by the Compensation Committee comprised exclusively of not less than two independent members of the Board of Directors. The Compensation Committee currently consists of Frank J. Pados, Jr. and Tony M. Salazar. Warren D. Fix is a non-voting ex officio member of the Compensation Committee. In 2001, the Compensation Committee consisted of Mr. Pados, Thomas W. Storey and William L. Perocchi. In March 2002, Mr. Salazar was appointed to the Compensation Committee, replacing Mr. Perocchi, who resigned as a member of the Board in December 2001. Mr. Storey served as Chairman of the Compensation Committee from May 2000 until his resignation from the Board of Directors in March 2002.

     The Compensation Committee establishes the general compensation policy of the Company, reviews and approves compensation of the senior executive officers of the Company and administers the Company’s 1996 Equity Participation Plan and any other employee benefit plans established by the

Company. The Compensation Committee reviews the overall compensation program of the Company to assure that the Company:

•	has set management compensation at levels that are reasonable in consideration of all the facts, including practices of comparably sized corporations engaged in the hotel business;

•	adequately recognizes performance tied to creating shareholder value;

•	is responsive to current tax, accounting and Securities and Exchange Commission guidelines; and

•	meets overall Company compensation and business objectives.

     The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. In addition, the Compensation Committee attempts to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. To this end, the compensation program has been designed to balance short and long-term incentive compensation to achieve desired results and pay for performance. The Company’s compensation policy is to reward performance as measured by the creation of value for stockholders. The Compensation Committee utilizes base salary, certain annual bonus awards and long-term incentive compensation pursuant to the 1996 Equity Participation Plan as part of its program. The hotel and hospitality industry is characterized by substantial competition for skilled employees. The ability of the Company to attract, motivate and retain high caliber individuals is dependent in large part on the compensation packages it offers.

     The Internal Revenue Code of 1986 provides a $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations. An exception to the limit applies to certain types of performance-based awards granted under plans approved by the Company’s stockholders, which may include stock options. The Committee’s policy is to qualify bonus and option grants for the performance-based compensation exception to the $1,000,000 deduction limitation whenever possible.

Base Salary

     Salaries for executive officers are reviewed annually by the Compensation Committee and based upon a variety of factors, including individual performance, general levels of market salary increases and the Company’s overall financial results. In 2001, the Compensation Committee chartered a study relating to the compensation of the Company’s senior officers. This study was performed by an independent benefits consultant and identified a shortfall in the overall compensation of the Company’s senior officers. Based in part on this study and in an attempt to meet the median overall compensation of the Company’s peer group, the base salary for each of the five highest paid officers for 2002 was reviewed and established by the Compensation Committee. The Compensation Committee may further adjust these salaries in 2002 based upon a finding that adjustment was reasonable in view of competitive practices, the Company’s performance and the contribution of those officers to that performance. No performance bonuses were awarded to the Company’s executive officers in 2001.

Incentive Compensation Plan

     The Company has established an incentive compensation plan for officers and key employees of the Company. This plan provides for the payment of an annual bonus to participating officers and key employees if certain performance objectives established for each individual are achieved. Each participant’s performance objectives, which are reviewed and established at the beginning of the year by the Compensation Committee, vary from year to year and are based, among other things, on measures of profitability, cash flow and other measures of the Company’s performance, as well as upon each individual’s specific role within the Company. Pursuant to the Company’s Employment Agreement with Mr. DeBoer, Mr. DeBoer is eligible for an annual bonus to be set by the Compensation Committee.

Long-term Incentive Compensation

     1996 Equity Participation Plan

     The Company has established the 1996 Equity Participation Plan to provide an additional incentive for executive officers, other key employees, the Company’s non-employee Directors (“Independent Directors”) and consultants of the Company through granting of options, restricted stock and other awards, thereby stimulating their personal and active interests in the Company’s development and financial success, and inducing them to remain in the Company’s employ.

     Based in part on the compensation studies chartered by the Compensation Committee, in 2001 the Compensation Committee established annual option grant award targets for the Company’s executive officers. The annual award targets are designed to bring executive compensation in line with the median compensation paid by the Company’s peer group of companies. The option award targets do not obligate the Compensation Committee to award any options.

     During 2001, the Company granted to executive officers, other Company employees, Independent Directors and consultants of the Company options to purchase approximately 563,075 shares of Common Stock pursuant to the 1996 Equity Participation Plan. Of the 563,075 options issued during 2001, 10,000 were issued to directors (pursuant to formula grants under the 1996 Equity Participation Plan), 380,500 were issued to executives and 172,575 were issued to other Company employees. The options are exercisable at prices per share ranging from $1.550 to $3.063. The total number of options granted to each individual was determined primarily by the position of the participant. Of the 1,469,586 options issued and outstanding as of December 31, 2001, 80,000 had been issued to directors (pursuant to formula grants under the 1996 Equity Participation Plan), 905,000 had been issued to executives and 484,586 had been issued to other Company employees.

     401(k) Profit Sharing Plan

     The Company administers the Candlewood Hotel Company 401(k) Profit Sharing Plan (the “401(k) Plan”), which is designed to be qualified under applicable provisions of the Internal Revenue Code of 1986. The 401(k) Plan covers all employees of the Company who have attained age 21 and have completed ninety days of service. Participants receive service credit for employment with the predecessor of the Company.

     A participant in the 401(k) Plan may contribute up to 15% of his or her compensation on a pre-tax basis under the 401(k) Plan. The Company may, but is not obligated to, make contributions on behalf of each participant. Effective October 1, 1999, the Company match rate was increased from 25% to 50% of all participants’ contributions, not to exceed 6% of the employee’s compensation. For the year ended December 31, 2001, the Company matched employee contributions in the aggregate amount of $456,000.

Chief Executive Compensation

     In 2001, Mr. DeBoer, the Company’s Chief Executive Officer and Chairman of the Board, received base compensation of $390,000. The Compensation Committee increased Mr. DeBoer’s salary from $365,000 to $390,000 effective January 1, 2001.

     In establishing Mr. DeBoer’s compensation, the Compensation Committee followed its established compensation philosophy and process described above. In particular, the Compensation Committee noted the Company’s hotel operating results and Mr. DeBoer’s several initiatives to focus and align the Company’s strengths and objectives to varying market conditions. In addition, the Compensation Committee also considered the compensation paid by a peer group of companies as well as market trends as they related to compensation of chief executive officers in the industry.

     The foregoing report has been approved by all the members of the Compensation Committee.

Date: March 25, 2002	Frank J. Pados, Jr. Tony M. Salazar

The above report of the Compensation Committee will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has implemented a policy requiring any material transaction or agreement with a related party to be approved by a majority of the directors not interested in such transaction or agreement, provided that they determine that the terms of any such transaction or agreement are no less favorable to the Company than those that could be obtained from an unaffiliated third party. Compensation and benefit practices of the Company are established and governed by the Compensation Committee comprised exclusively of independent members of the Board of Directors. From May 2000 through December 2001, the Compensation Committee consisted of Thomas W. Storey, Frank J. Pados, Jr. and William L. Perocchi. Effective March 2002, Tony M. Salazar joined Messrs. Storey and Pados as a member of the Compensation Committee, replacing Mr. Perocchi, who resigned as a member of the Board in December 2001. Mr. Fix is a non-voting ex officio member of the Audit and Compensation Committees. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total shareowner returns for Candlewood as compared with the S&P 500 Stock Index and the S&P Lodging Hotels index. This graph covers the five-year period of time beginning December 31, 1996 through December 31, 2001.

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

CANDLEWOOD HOTEL COMPANY, INC	100.00	90.91	54.55	18.18	25.97	15.17
S & P 500	100.00	133.36	171.47	207.56	188.66	166.24
S & P LODGING-HOTELS	100.00	139.93	113.92	113.91	92.13	86.38

AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence. The Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during fiscal year 2001 and executed one unanimous written consent in lieu of a meeting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The foregoing report has been approved by all the members of the Audit Committee.

Date: March 25, 2002	Thomas H. Nielsen (Chair) Robert J. Cresci Frank J. Pados, Jr.

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

FEES PAID TO INDEPENDENT AUDITORS

     The fees paid to Ernst & Young LLP, the Company’s independent auditor, during the 2001 fiscal year are as follows:

Fees Paid

Audit Fees(1)	$53,600
Financial Information Systems Design and Implementation Fees(2)	0
All Other Fees(3)	30,250

(1)	Represents the aggregated fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2001 fiscal year.

(2)	Represents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

(3)	Represents the aggregate fees billed for all services rendered by Ernst & Young LLP, other than the fees for the services which are reported under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during fiscal 2001. The Audit Committee believes that the provision of these services is compatible with maintaining Ernst & Young LLP’s independence.

CERTAIN TRANSACTIONS

     The Company purchases property and casualty insurance, worker’s compensation coverage and builders risk insurance through Manning & Smith Insurance, an insurance agency in which Mr. DeBoer owns a minority interest. The insurance contracts were awarded through a competitive bid process. For the years ended December 31, 2001, 2000 and 1999, the Company paid insurance premiums to Manning & Smith Insurance for such coverages in the amount of $1,628,000, $990,000 and $1,213,000, respectively.

     The Company purchases corporate air travel through Wichita Air Services, a Wichita, Kansas based air travel service, owned by Mr. DeBoer. In February 1999, the Company purchased a 0.1% interest in Wichita Air Services for a nominal amount of cash. In addition, the Company purchases corporate travel through Wichita Air Services. For the years ended December 31, 2001, 2000 and 1999, the Company paid Wichita Air Services $275,000, $160,000 and $199,000, respectively.

     The Company entered into an agreement with Wichita Downtown Residence Associates in April 1997 to provide management services to Cambridge Suites by Candlewood, located in Wichita, Kansas. In exchange for providing all management services as specified in the agreement, the Company receives management fees equal to 3.0% of room revenue and 4.5% of gross operating profit. In addition, the Company receives accounting fees equal to $500 per month. The current agreement expires in April 2003 and is renewable for five-year terms upon mutual consent. Mr. DeBoer is a majority partner in Wichita Downtown Residence Associates. For the years ended December 31, 2001, 2000 and 1999 the Company received fees of $50,000, $62,000 and $69,000, respectively.

     In April 1998, the Company entered into a management agreement with The Hotel At Old Town, Inc., located in Wichita, Kansas to provide management services to The Hotel At Old Town. The hotel opened in March 1999. In exchange for providing all management services as specified in the agreement, the Company receives management fees equal to 3.0% of room revenue and 4.5% of gross operating profit. In addition, the Company receives accounting fees equal to $500 per month. The term of the agreement is five years and expires in March 2004. The agreement is renewable for additional multi-year terms upon mutual consent of the parties. Mr. DeBoer is a majority partner in The Hotel at Old Town, Inc. For the years ended December 31, 2001, 2000 and 1999, the Company received fees of $220,000, $161,000 and $81,000, respectively.

     Doubletree, a wholly-owned subsidiary of Hilton Hotels Corporation, has agreed to guarantee portions of certain loans made to the Company and its franchisees in excess of 56.25% of the hotel cost, up to a maximum of 80% of the cost of hotels that the Company manages and 75% of the costs of hotels not managed by the Company. It is anticipated that the guarantee will remain in effect until the loan has been repaid. Upon an event of default, Doubletree will have the option to meet any shortfalls or pay down the loan principal. In exchange for the guarantee, Doubletree will receive a 5% interest in the cash flows of the hotels and a 0.25-0.50% fee on the total loan amount outstanding. Doubletree owns 2,587,500 shares of the Company’s Common Stock, or 11.97 percent of the Company’s voting securities, and has the right under the Stockholders Agreement to nominate two directors to serve on the Board of Directors. Until their resignation in November 2001, Thomas L. Keltner, Executive Vice President of Hilton Hotels Corporation, and Mariel C. Albrecht, Vice President of Corporate Finance for Hilton, served on the Board of Directors as nominees of Doubletree.

     We have borrowed $15 million from Doubletree, which, as of December 31, 2001, had principal outstanding of $13.5 million, as evidenced by two promissory notes. The Doubletree loan has an interest rate of 15%. In December 2001, we reached an agreement with Doubletree to extend the original maturity date on one of the notes to June 2002. As a result, we paid $1.5 million to Doubletree in December 2001 and are making monthly principal payments of $1.0 million through June 2002, at which time a lump sum of $6.0 million will be due. The remaining note of $2.5 million will mature in July 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal year 2001, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Company’s Common Stock have complied with the reporting requirements of Section 16(a).

Proposal
ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Stockholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders, unless they resign or are removed. The Company’s Bylaws authorize a Board of Directors comprised of at least seven directors and no more than thirteen directors, with the exact number set by resolution of the Board. Pursuant to a resolution adopted by the Board of Directors, the authorized number of members of the Board of Directors has been set at thirteen. The Stockholders Agreement authorizes a maximum number of thirteen directors. Doubletree has not exercised its right to nominate two directors for election at the Annual Meeting.

     In November 2001, Mariel C. Albrecht and Thomas L. Keltner, each of who were Doubletree designated directors, resigned from the Board of Directors. In December 2001, William L. Perocchi, an independent director, resigned from the Board of Directors. In March 2002, J. Michael Issa was appointed to fill the vacancy created by Mr. Perocchi’s resignation and Thomas W. Storey, an independent director, resigned from the Board of Directors. There are currently three vacancies on the Board of Directors, created by the resignations of Ms. Albrecht, Mr. Keltner and Mr. Storey.

     The Stockholders Agreement provides that, subject to certain conditions, Olympus, Desai and Pecks are each entitled to designate a single director for election to the Board of Directors. The Stockholders Agreement also provides that, subject to certain conditions, a majority of the holders of the Series B Preferred Stock are entitled to designate a single director for election to the Board of Directors. The Stockholders Agreement also provides that, subject to certain conditions, Doubletree shall be entitled to designate two directors, and allows the DeBoer/Fix Holders to collectively designate two directors for election to the Board. Finally, the Stockholders Agreement permits, subject to certain conditions, Doubletree, together with the DeBoer/Fix Holders to designate the President of the Company and such number of remaining independent directors for election. Pursuant to the Stockholders Agreement, the holders of the Series A Preferred Stock have nominated Robert J. Cresci, Robert S. Morris and Frank J. Pados, Jr. to serve as directors. The holders of Series B Preferred Stock have nominated Seth E. Schofield to serve as a director. The DeBoer/Fix Holders have nominated Messrs. DeBoer and Fix to serve as directors. Doubletree, together with the DeBoer/Fix Holders, have nominated James E. Roos, the President and Chief Operating Officer of the Company, and the remaining unaffiliated directors: Tony M. Salazar, Thomas H. Nielsen and J. Michael Issa. The purchasers of the Preferred Stock, Doubletree and Messrs. DeBoer and Fix have agreed to vote for each other’s nominees for the Board of Directors pursuant to the Stockholders Agreement.

     Each of the ten nominees for election to the Board of Directors currently serve as directors of the Company, each having been elected or appointed to his or her present term of office in accordance with the Bylaws of the Company. Each nominee first became a director of the Company in the year set forth below and has continually served as a director of the Company since that time.

			First Became
Name	Age	Principal Occupation or Position	a Director

Jack P. DeBoer	71	Chief Executive Officer and Chairman of the Board of the Company	1996
Warren D. Fix	63	Executive Vice President, Chief Financial Officer and Secretary of the Company	1996
Tony M. Salazar	50	Executive Vice President of McCormack Baron Salazar, Inc.	1997
Robert J. Cresci	58	Managing Director of Pecks Management Partners Ltd.	1997
Robert S. Morris	47	Managing Partner of Olympus Partners	1997
Frank J. Pados, Jr.	58	Executive Vice President of Desai Capital Management Inc.	1997
Thomas H. Nielsen	71	Principal of The Nielsen Company	1998
James E. Roos	50	President and Chief Operating Officer of the Company	2001
Seth E. Schofield	62	Chairman and Owner of Base International	2001
J. Michael Issa	51	Vice Chairman, Ballenger Cleveland & Issa, LLC	2002

     Jack P. DeBoer has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. From October 1993 to September 1995, Mr. DeBoer was self-employed and was engaged in the development of the Candlewood extended-stay hotel concept. From 1988 to 1993, Mr. DeBoer co-founded and developed Summerfield Hotel Corporation, an upscale extended-stay hotel chain. In 1975, Mr. DeBoer founded the Residence Inn Company, an upscale extended-stay chain, which he built to 100 hotels before selling the company to Marriott Corporation in 1987. Mr. DeBoer is a member of the Board of Trustees of Innkeepers USA Trust, a publicly held lodging real estate investment trust.

     Warren D. Fix has served as a director and the Executive Vice-President, Chief Financial Officer and Secretary of the Company since its inception. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree, primarily developing debt and equity sources of capital for hotel acquisitions and refinancings. Additionally, Mr. Fix was a partner in The Contrarian Group, a business management company, from December 1992 to October 1995. From 1989 to December 1992, Mr. Fix served as President of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions within The Irvine Company, a California-based real estate and development company, including most recently, Chief Financial Officer.

     Tony M. Salazar has served as a director of the Company since February 1997. Mr. Salazar is the Executive Vice President of McCormack Baron Salazar, Inc., a privately held real estate development and property management company, a position which he has held since 1985. He previously served as the Executive Director of the Kansas City Neighborhood Alliance, a community development and financing agency.

     Robert J. Cresci has served as a director of the Company since November 1997. Mr. Cresci is the Managing Director of Pecks Management Partners Ltd., an investment management firm, a position he has held since 1990. Mr. Cresci currently serves on the board of directors of Sepracor, Inc., Aviva Petroleum Ltd., Film Roman, Inc., Castle Dental Centers, Inc., J2 Global Communications, Inc., SeraCare Life Sciences, Inc., Learn2.Com, Inc. and several private companies.

     Robert S. Morris has served as a director of the Company since November 1997. Mr. Morris founded Olympus Partners in 1989 and serves as the Managing Partner of Olympus Private Placement Fund, L.P., Olympus Growth Fund II, L.P., Olympus Executive Fund, and Olympus Growth Fund III, L.P. Olympus manages approximately $1 billion in capital. Mr. Morris is currently a director of several Olympus portfolio companies, including Shemin Acquisition Corporation, Client Distribution Services, Inc. and Symmetry Medical Inc. He has served on the boards of several divested Olympus portfolio companies. He also serves on the Board of Directors of Hamilton College Endowment Fund. Mr. Morris received his A.B. from Hamilton College and his M.B.A. from the Amos Tuck School of Business at Dartmouth College.

     Frank J. Pados, Jr. has served as a director of the Company since November 1997. Mr. Pados is the Executive Vice President of Desai Capital Management Inc., an institutionally funded private equity investment firm with approximately $1.5 billion under management, a position he has held since September 1995. From October 1983 to September 1995, he served as Managing Director of Trust Company of the West and Senior Partner of TCW Capital, an investment management firm. Mr. Pados serves on the board of directors of Lender’s Service, Inc. and Brown Jordan Company.

     Thomas H. Nielsen has served as a director of the Company since his appointment in December 1998. Mr. Nielsen currently serves as Principal of The Nielsen Company, a position he has held since 1990. From 1996 to 2000, Mr. Nielsen served as Consulting Director of U.S. Trust of California, an investment management and private banking firm. From 1993 to 1996, Mr. Nielsen served as Managing Director of U.S. Trust of California. In 1978, Mr. Nielsen joined the Irvine Company, a California-based real estate and development company, and held several positions including President and Vice Chairman. He remains active with the Irvine Company as a Director Emeritus.

     James E. Roos has served as a director of the Company since his appointment in April 2001. Mr. Roos has served as President and Chief Operating Officer of the Company since June 1997. From 1993 to 1997, Mr. Roos was Executive Vice President of Posadas USA, Inc., a division of Grupo Posadas, S.A. de C.V., a Mexico City-based Latin American hotel company. From 1991 to 1993, Mr. Roos served as Vice President of Operations for the Western Region of Holiday Inns, Inc. From 1987 to 1991, Mr. Roos was Vice President of Operations and Development for Hampton Inns, Inc., a division of Promus Companies/Holiday Inns, Inc. From 1981 to 1987, Mr. Roos was Director of Operations for Holiday Inns, Inc.

     Seth E. Schofield has served as a director of the Company since May 2000. Mr. Schofield currently serves as Chairman and owner of Base International, a company providing executive protection, corporate investigation and pre-employment screening services. From 1960 to 1996, Mr. Schofield held several corporate positions with USAirways, including Chairman of the Board, President and Chief Executive Officer of USAir Group, Inc. and USAir, Inc. from 1991 to 1996. Mr. Schofield currently serves on the Board of Directors of USX Corporation and Calgon Carbon Corporation. Mr. Schofield is a member of the Desai Capital Management Advisory Board.

     J. Michael Issa has served as a director of the Company since his appointment in March 2002. Mr. Issa is currently Vice Chairman and Senior Managing Director of Ballenger Cleveland & Issa, LLC, a corporate consulting and turnaround firm. From 1987 to 2002, Mr. Issa served as a principal with Kibel Green Issa, Inc., a corporate consulting firm, and held several positions including Vice Chairman, Managing Director for the firm’s Orange County, California region. During the past five years, as part of his consulting practice, Mr. Issa has routinely assumed interim management roles, including executive management or court appointed responsible officer positions. He also manages the firm’s real estate and financial restructuring, and bankruptcy reorganization practices.

     The Board of Directors held ten meetings during the fiscal year ended December 31, 2001 and executed one unanimous written consent in lieu of a meeting. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and applicable Committee meetings held during such period (and for which he or she served as a director), except for Messrs. Costley, Morris and Schofield.

     The Company has an Audit Committee and a Compensation Committee, but has not established a Nominating Committee. Nominations of directors have been made by the full Board of Directors pursuant to the terms of the Stockholders Agreement.

     From May 2000 to November 2001, Ms. Albrecht and Messrs. Cresci and Nielsen comprised the membership of the Audit Committee. In November 2001, Mr. Pados replaced Ms. Albrecht as a member of the Audit Committee. Mr. Fix is a non-voting, ex officio member of the Audit Committee. In accordance with its written charter, the Audit Committee’s oversight responsibilities include:

•	recommending the selection of the Company’s independent public auditors to the Board of Directors;

•	consulting with the independent auditors with regard to the plan and scope of audit;

•	reviewing in consultation with the independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and

•	consulting with the independent auditors with regard to the adequacy of internal controls, and, if need be, consulting with management regarding the same.

The Audit Committee held five meetings during the fiscal year ended December 31, 2001 and executed one unanimous written consent in lieu of a meeting.

     The Compensation Committee reviews and approves executive salaries, considers awards to be granted under the Company’s officer bonus plan and performs other related functions upon request of the Board of Directors. The Compensation Committee held two meetings during the fiscal year ended December 31, 2001 and executed one unanimous written consent in lieu of a meeting.

Board Compensation and Benefits

     The Company’s Independent Directors receive directors’ fees of (i) $4,000 for each regularly scheduled Board of Directors meeting attended in-person or (ii) $1,000 for each regularly scheduled Board of Directors Meeting at which participation is by telephone; provided, however, that no Independent Director receives a fee for any Board of Directors meeting conducted by unanimous written consent. Each Independent Director receives directors’ fees of $500 for participation at a meeting of the Board of Directors which has not been regularly scheduled, such fee to be paid for participation either in-person or by telephone. In addition, each Independent Director who is also a member of the Compensation Committee, Audit Committee or Hotel Development Committee of the Company receives a fee of $500 for a committee meeting which has not been regularly scheduled or is scheduled on a day the Board of Directors is not otherwise meeting, such fee to be paid for participation either in-person or by telephone. Pursuant to the Company’s 1996 Equity Participation Plan, each of the Company’s existing directors (other than Messrs. DeBoer and Fix) was entitled to receive immediately prior to the commencement of the Company’s initial public offering a grant of non-qualified stock options to purchase 10,000 shares of Common Stock at the initial public offering price. Also pursuant to the 1996 Equity Participation Plan, each person who became a director subsequent to the Company’s initial public offering will receive a grant of non-qualified stock options to purchase 10,000 shares of Common Stock at the fair market value of the Common Stock on the date such person becomes a member of the Board of Directors. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings.

Vote and Recommendation

     Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the ten nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL TEN NOMINEES.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     It is currently contemplated that Candlewood’s 2003 Annual Meeting of Stockholders will be held on or about May 13, 2003. In the event that a stockholder desires to have a proposal considered for presentation at Candlewood’s 2003 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Secretary of Candlewood so that it is received no later than December 13, 2002. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     If a stockholder, rather than placing a proposal in Candlewood’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2003 Annual Meeting of Stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, Candlewood must receive notice of such proposal by at least 60 days prior to the date of the 2003 Annual Meeting of Stockholders, which is expected to be held on or about May 13, 2003. If such notice is not received on a timely basis, such proposal will not be acted upon at the meeting, including information regarding such proposal in its proxy materials. Proposals should be directed to the attention of the Secretary, Candlewood Hotel Company, Inc., 8621 East 21st Street North, Suite 200, Wichita, Kansas 67206.

OTHER MATTERS

     As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors, Warren D. Fix Secretary

Dated: April 12, 2002

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
CANDLEWOOD HOTEL COMPANY, INC.

May 14, 2002

*Please Detach and Mail in the Envelope Provided*

A	Please mark your votes as in this example.

FOR all ten	WITHHOLD AUTHORITY
nominees listed at the	to vote for all ten
right (except as marked	nominees listed
to the contrary)	at the right

1. Election of Directors	NOMINEES:	Mr. Robert J. Cresci
Mr. Jack P. DeBoer
Mr. Warren D. Fix
Mr. J. Michael Issa
Mr. Robert S. Morris
(INSTRUCTION: To withhold authority to vote for		Mr. Thomas H. Nielsen
any nominee, draw a line through (or otherwise		Mr. Frank J. Pados, Jr.
strike out) his name in the list at right.)		Mr. James E. Roos
Mr. Tony M. Salazar
Mr. Seth E. Schofield

2.	Such other matters as may come before the meeting or any adjournment of the meeting, as to which discretionary authority is granted to said Proxy.

This proxy, when property executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is executed and no direction is made, this proxy will be voted “FOR” all ten nominees listed under Proposal 1 and as the Proxy deems advisable on such other matters as may properly come before the meeting.

A majority of the proxies or substitutes as shall be present and shall act at said meeting or any adjournment (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

The undersigned acknowledge receipt of the Notice of Meeting and Proxy Statement dated April 12, 2002 and the 2001 Annual Report of Candlewood Hotel Company, Inc.

Signature: ___________________________________________Signature: ___________________________________________Dated: _______________

NOTE:	(Please sign exactly as name appears on your Candlewood Hotel Company, Inc. Stock Certificate. If you are unsure how your name appears, please contact Candlewood Hotel Company, Inc. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Candlewood Hotel Company, Inc.

Proxy for 2002 Annual Meeting of Stockholders to be held on May 14, 2002

THIS PROXY IS SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS OF CANDLEWOOD HOTEL COMPANY, INC.

The undersigned stockholder of Candlewood Hotel Company, Inc., a Delaware corporation, hereby appoints each of Jack P. DeBoer and Warren D. Fix, with full power to act without the other and to appoint his substitute, as Proxy and attorney-in-fact and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all the shares of voting stock of Candlewood Hotel Company, Inc. held of record by the undersigned on April 1, 2002, at the 2002 Annual Meeting of Stockholders to be held on May 14, 2002, or any adjournment or postponement thereof, with respect to:

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CANDLEWOOD HOTEL COMPANY, INC.

May 14, 2002

Co. # ____________________	Acct. # ______________________

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS	__________________________________________

*Please Detach and Mail in the Envelope Provided*

A	Please mark your votes as in this example.

FOR all ten	WITHHOLD AUTHORITY
nominees listed at the	to vote for all ten
right (except as marked	nominees listed
to the contrary)	at the right

1. Election of Directors	NOMINEES:	Mr. Robert J. Cresci
Mr. Jack P. DeBoer
Mr. Warren D. Fix
Mr. J. Michael Issa
Mr. Robert S. Morris
(INSTRUCTION: To withhold authority to vote for		Mr. Thomas H. Nielsen
any nominee, draw a line through (or otherwise		Mr. Frank J. Pados, Jr.
strike out) his name in the list at right.)		Mr. James E. Roos
Mr. Tony M. Salazar
Mr. Seth E. Schofield

2.	Such other matters as may come before the meeting or any adjournment of the meeting, as to which discretionary authority is granted to said Proxy.

This proxy, when property executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is executed and no direction is made, this proxy will be voted “FOR” all ten nominees listed under Proposal 1 and as the Proxy deems advisable on such other matters as may properly come before the meeting.

A majority of the proxies or substitutes as shall be present and shall act at said meeting or any adjournment (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

The undersigned acknowledge receipt of the Notice of Meeting and Proxy Statement dated April 12, 2002 and the 2001 Annual Report of Candlewood Hotel Company, Inc.

Signature: ___________________________________________Signature: ___________________________________________Dated: _______________

NOTE:	(Please sign exactly as name appears on your Candlewood Hotel Company, Inc. Stock Certificate. If you are unsure how your name appears, please contact Candlewood Hotel Company, Inc. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)